Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-1 of our report dated February 19, 2021, relating to the balance sheet of CF Acquisition Corp. VII as of December 31, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from July 8, 2020 (inception) through December 31, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 12, 2021